Exhibit 99.1

LIVE OAK BANCSHARES, INC. REPORTS SECOND QUARTER 2022 RESULTS

Wilmington, NC, July 27, 2022 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported second quarter of 2022 net income of $97.0 million, or $2.16 per diluted share. The second quarter of 2022 included a pretax gain of $120.5 million related to the sale of the Company’s investment in Finxact, Inc. (“Finxact”).

“We continue to be optimistic about the future, as the second quarter’s performance indicates there are ample opportunities to serve America’s small businesses on our next-generation platform,” said Live Oak Bancshares Chairman and CEO James S. (Chip) Mahan, III. “The capital gains we recognized this quarter through our Finxact investment add more fuel to our mission, giving Live Oak a unique position to be nimble and innovative while maintaining a focus on safety and soundness.”

Second Quarter 2022 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	2Q 2022	1Q 2022	Dollars	Percent	2Q 2021
Total revenue (1)	$208,463	$110,447	$98,016	89%	$141,573
Total noninterest expense	80,879	65,714	15,165	23	57,558
Income before taxes	122,317	42,897	79,420	185	76,169
Effective tax rate	20.7%	19.6%	n/a	n/a	16.5%
Net income	$97,039	$34,509	$62,530	181%	$63,582
Diluted earnings per share	2.16	0.76	1.40	184	1.41
Loan and lease production:
Loans and leases originated	$959,635	$865,063	$94,572	11%	$1,153,693
% Fully funded	58.6%	55.9%	n/a	n/a	58.6%
Total loans and leases:	$7,059,943	$6,766,876	$293,067	4%	$6,506,334
Total loans and leases, excluding PPP loans:	6,998,579	6,636,056	362,523	5	5,579,038
Total assets:	9,120,897	8,619,966	500,931	6	8,243,186
Total deposits:	8,155,744	7,637,163	518,581	7	6,520,833

(1) Total revenue consists of net interest income and total noninterest income.

Loans and Leases

As of June 30, 2022, the total loan and lease portfolio was $7.06 billion, 4.3% above its level at March 31, 2022, and 8.5% above its level a year ago. Compared to the first quarter of 2022, loans and leases held for investment increased $122.0 million, or 2.1%, to $5.86 billion while loans held for sale increased $171.1 million, or 16.6%, to $1.20 billion. This growth was the product of strong origination volumes combined with intentionally holding loans available for sale for longer periods of time before sale, as discussed in more detail below. Average loans and leases were $6.93 billion during the second quarter of 2022 compared to $6.72 billion during the first quarter of 2022. Excluding Paycheck Protection Program (“PPP”) loans, the total loan and lease portfolio increased by $362.5 million, or 5.5%, compared to March 31, 2022, and $1.42 billion, or 25.4%, compared to June 30, 2021.

The total loan and lease portfolio of $7.06 billion includes $61.4 million of PPP loans, net of deferred fees and costs, at June 30, 2022, which are carried at historical cost and classified as held for investment. The total loan and lease portfolio at June 30, 2022, and March 31, 2022 was comprised of 55.5% and 54.9% of unguaranteed loans and leases, respectively.

Loan and lease originations totaled $959.6 million during the second quarter of 2022, an increase of $94.6 million, or 10.9%, from the first quarter of 2022. Excluding PPP loans, loan and lease originations decreased $154.3 million, or 13.9%, from the second quarter of 2021.

Deposits

Total deposits increased to $8.16 billion at June 30, 2022, an increase of $518.6 million compared to March 31, 2022, and an increase of $1.63 billion compared to June 30, 2021. The increase in total deposits from the prior periods provides support for the growth in the loan and lease portfolio.

Average total interest-bearing deposits for the second quarter of 2022 increased $453.5 million, or 6.3%, to $7.70 billion, compared to $7.25 billion for the first quarter of 2022. The ratio of average total loans and leases to average interest-bearing deposits was 89.9% for the second quarter of 2022, compared to 92.8% for the first quarter of 2022.

Borrowings

Borrowings totaled $86.2 million at June 30, 2022, compared to $196.9 million and $1.01 billion at March 31, 2022, and June 30, 2021, respectively. During the second quarter of 2022, the Company decreased borrowings by $110.7 million and $926.2 million as compared to March 31, 2022, and June 30, 2021, respectively, primarily by reducing the outstanding balance in the Federal Reserve’s Paycheck Protection Program Liquidity Facility to $48.2 million as of June 30, 2022.

Net Interest Income

Net interest income for the second quarter of 2022 increased to $79.9 million compared to $77.8 million for the first quarter of 2022 and $71.5 million for the second quarter of 2021.

The net interest margin for the second and first quarters of 2022 was 3.89% and 4.02%, respectively, a decrease of thirteen basis points quarter over quarter. This decrease was due to heightened average liquidity levels combined with recent interest rate increases where deposits are repricing more rapidly than the Company’s loan portfolio. During the second quarter of 2022, the average cost of interest-bearing liabilities increased by eighteen basis points while the average yield on interest-earning assets increased by four basis points.

The increase in net interest income for the second quarter of 2022 compared to the second quarter of 2021 was driven by growth in both average yield and volume for the total loan and lease portfolio outpacing moderate growth in interest-bearing liabilities combined with an increase in average cost of funds. The benefit of rising rates on the Company’s cash and loan portfolio was mitigated by the increase in the average cost of funds from 0.86% for the second quarter of 2021 to 0.99% for the second quarter of 2022.

Noninterest Income

Noninterest income for the second quarter of 2022 increased to $128.5 million compared to $32.7 million for the first quarter of 2022 and $70.1 million for the second quarter of 2021. The primary drivers in noninterest income changes are outlined below.

The largest driver of the increase in noninterest income for the second quarter of 2022 arose from equity method investments income of $119.1 million, principally comprised of the $120.5 million gain associated with Fiserv, Inc.’s acquisition of the Company’s ownership in Finxact. In comparison, the second quarter of 2021 had a $44.1 million gain related to the Company’s investment in Greenlight Financial Technologies, which partially offset the overall increase over the prior year.

The loan servicing asset revaluation resulted in a loss of $8.7 million for the second quarter of 2022 compared to $1.6 million for the first quarter of 2022 and $3.2 million for the second quarter of 2021. The increase in the loss on loan servicing asset revaluation for both periods was principally the result of negative market pricing influenced by heightened interest rates and broader movements in market conditions.

Net gains on sales of loans decreased by $15.3 million compared to the first quarter of 2022 and $10.6 million compared to the second quarter of 2021. This decrease was a product of heightened sales in the first quarter of 2022 in advance of expected market premium changes combined with the second quarter of 2022 emergence of the negative market conditions discussed above. The average net gain on sale premium was 108%, 109% and 112% for the second quarter of 2022, first quarter of 2022 and second quarter of 2021, respectively. Based primarily upon these market conditions, the Company decreased the volume of guaranteed loans sold to $68.8 million for the second quarter of 2022 compared to $219.7 million sold in the first quarter of 2022 and $130.9 million sold in the second quarter of 2021.

The net loss on loans accounted for under the fair value option totaled $4.5 million for the second quarter of 2022, a $5.0 million decrease compared to the $516 thousand net gain for the first quarter of 2022 and a $5.6 million decrease compared to the $1.1 million net gain for the second quarter of 2021. The decrease in valuation of loans accounted for under the fair value option compared to both prior periods was largely the result of negative market pricing influences discussed above.

Noninterest Expense

Noninterest expense for the second quarter of 2022 totaled $80.9 million compared to $65.7 million for the first quarter of 2022 and $57.6 million for the second quarter of 2021. The primary drivers in noninterest expense changes are outlined below.

Salaries and employee benefits for the second quarter of 2022 increased $7.8 million compared to the first quarter of 2022 and increased $13.4 million compared to the second quarter of 2021. The increase in salaries and employee benefits compared to both prior periods was principally related to continued investment in human resources to support strategic and growth initiatives. The second quarter of 2022 included an additional $7.5 million bonus accrual related to the earlier discussed Finxact gain, largely comprising the increase over the first quarter of 2022.

Contributions and donations for the second quarter of 2022 increased $4.8 million compared to both the first quarter of 2022 and second quarter of 2021. This increase was related to a special charitable donation during the second quarter of 2022 of $5.0 million made in connection with the Finxact gain discussed earlier.

Asset Quality

During the second quarter of 2022, the Company recognized net charge-offs for loans carried at historical cost of $2.5 million compared to net charge-offs of $2.4 million in both the first quarter of 2022 and second quarter of 2021. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, was 0.19%, 0.19% and 0.21%, respectively.

Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $3.6 million and $4.5 million accounted for under the fair value option at June 30, 2022, and March 31, 2022, respectively, decreased to $12.0 million, or 0.22% of loans and leases held for investment which are carried at historical cost, at June 30, 2022, compared to $19.5 million, or 0.38%, at March 31, 2022.

Provision for Loan and Lease Credit Losses

The provision for loan and lease credit losses for the second quarter of 2022 totaled $5.3 million compared to $1.8 million for the first quarter of 2022 and $7.8 million for the second quarter of 2021. The level of provision expense in the second quarter of 2022 was primarily the result of charge-off experience from one relationship.

The allowance for credit losses on loans and leases totaled $65.9 million at June 30, 2022, compared to $63.1 million at March 31, 2022. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.24% and 1.23% at June 30, 2022, and March 31, 2022, respectively.

Income Tax

Income tax expense and related effective tax rate was $25.3 million and 20.7% for the second quarter of 2022, $8.4 million and 19.6% for the first quarter of 2022 and $12.6 million and 16.5% for the second quarter of 2021, respectively. The higher level of income tax expense for the second quarter of 2022 compared to the first quarter of 2022 and second quarter of 2021 was primarily from the increased pretax income resulting from the Finxact gain. The higher effective tax rate in 2022 compared to 2021 is principally due to lower levels of expected renewable energy tax credits in 2022 combined with tax benefits arising from the vesting of stock unit awards which vested in 2021.

Shareholders’ Equity

Total shareholders’ equity increased by $78.3 million, or 11.0%, during the second quarter of 2022. This increase was primarily due to $97.0 million in net income partially offset by $22.8 million of negative market impacts on the Company’s available-for-sale investment portfolio included in accumulated other comprehensive loss.

Conference Call

Live Oak will host a conference call to discuss the company's financial results and business outlook tomorrow, July 28, 2022, at 9:00 a.m. ET. To participate via telephone, please register in advance at this link: https://register.vevent.com/register/BI742b362216fb43a0af58bc7251128382. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The call can also be accessed via a live audio webcast at http://investor.liveoakbank.com/. After the conference call, a replay will be available until August 4, 2022, at the same audio webcast link.

Important Note Regarding Forward-Looking Statements

Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the potential impacts of the Coronavirus Disease 2019 (COVID-19) pandemic on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.

Contacts:

William C. (BJ) Losch, III | CFO & Chief Banking Officer | Investor Relations | 910.765.9966

Claire Parker | SVP Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.

Quarterly Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					2Q 2022 Change vs.
	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022	2Q 2021
Interest income						%	%
Loans and fees on loans	$94,157	$89,198	$88,577	$89,388	$84,780	5.6	11.1
Investment securities, taxable	4,046	3,399	3,455	3,147	2,975	19.0	36.0
Other interest earning assets	1,044	185	171	224	244	464.3	327.9
Total interest income	99,247	92,782	92,203	92,786	87,999	7.0	12.8
Interest expense
Deposits	18,777	14,348	13,817	14,159	14,820	30.9	26.7
Borrowings	536	655	748	892	1,717	(18.2)	(68.8)
Total interest expense	19,313	15,003	14,565	15,051	16,537	28.7	16.8
Net interest income	79,934	77,779	77,638	77,735	71,462	2.8	11.9
Provision for loan and lease credit losses	5,267	1,836	3,918	4,319	7,846	186.9	(32.9)
Net interest income after provision for loan and lease credit losses	74,667	75,943	73,720	73,416	63,616	(1.7)	17.4
Noninterest income
Loan servicing revenue	6,477	6,356	6,289	6,278	6,218	1.9	4.2
Loan servicing asset revaluation	(8,668)	(1,569)	(4,160)	(5,878)	(3,181)	(452.5)	(172.5)
Net gains on sales of loans	5,630	20,977	20,257	18,860	16,234	(73.2)	(65.3)
Net (loss) gain on loans accounted for under the fair value option	(4,461)	516	(66)	(1,030)	1,135	(964.5)	(493.0)
Equity method investments income (loss)	119,056	(2,124)	2,969	(1,250)	(2,278)	5,705.3	5,326.3
Equity security investments gains (losses), net	1,655	(44)	218	176	44,253	3,861.4	(96.3)
Lease income	2,510	2,503	2,521	2,527	2,616	0.3	(4.1)
Management fee income	2,558	1,488	1,482	1,489	1,473	71.9	73.7
Other noninterest income	3,772	4,565	4,246	4,104	3,641	(17.4)	3.6
Total noninterest income	128,529	32,668	33,756	25,276	70,111	293.4	83.3
Noninterest expense
Salaries and employee benefits	46,276	38,507	32,464	28,202	32,900	20.2	40.7
Travel expense	2,358	1,897	1,782	1,819	1,549	24.3	52.2
Professional services expense	3,988	2,791	3,724	4,251	3,329	42.9	19.8
Advertising and marketing expense	2,301	1,729	1,844	1,631	875	33.1	163.0
Occupancy expense	2,773	2,327	2,045	2,042	2,224	19.2	24.7
Technology expense	5,762	6,053	6,489	6,150	5,131	(4.8)	12.3
Equipment expense	3,784	3,816	3,741	3,706	3,721	(0.8)	1.7
Other loan origination and maintenance expense	3,022	3,113	3,406	3,489	3,307	(2.9)	(8.6)
Renewable energy tax credit investment impairment	50	—	—	60	—	100.0	100.0
FDIC insurance	2,164	1,972	1,931	1,670	1,704	9.7	27.0
Contributions and donations	5,515	723	328	523	686	662.8	703.9
Other expense	2,886	2,786	1,944	1,916	2,132	3.6	35.4
Total noninterest expense	80,879	65,714	59,698	55,459	57,558	23.1	40.5
Income before taxes	122,317	42,897	47,778	43,233	76,169	185.1	60.6
Income tax expense	25,278	8,388	17,631	9,394	12,587	201.4	100.8
Net income	$97,039	$34,509	$30,147	$33,839	$63,582	181.2	52.6
Earnings per share
Basic	$2.22	$0.79	$0.69	$0.78	$1.48	181.0	50.0
Diluted	$2.16	$0.76	$0.66	$0.76	$1.41	184.2	53.2
Weighted average shares outstanding
Basic	43,824,707	43,701,943	43,492,172	43,329,889	43,173,312
Diluted	44,803,278	45,227,536	45,474,530	45,040,690	45,062,392

Live Oak Bancshares, Inc.

Quarterly Balance Sheets (unaudited)

(Dollars in thousands)

	As of the quarter ended					2Q 2022 Change vs.
	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022	2Q 2021
Assets						%	%
Cash and due from banks	$580,493	$477,778	$187,203	$336,362	$428,907	21.5	35.3
Federal funds sold	51,694	29,993	16,547	10,672	9,917	72.4	421.3
Certificates of deposit with other banks	4,250	4,250	4,750	6,000	6,000	—	(29.2)
Investment securities available-for-sale	927,968	844,577	906,052	861,377	817,896	9.9	13.5
Loans held for sale (1)	1,199,734	1,028,635	1,116,519	1,042,756	1,064,911	16.6	12.7
Loans and leases held for investment (2)	5,860,209	5,738,241	5,521,262	5,418,611	5,441,423	2.1	7.7
Allowance for credit losses on loans and leases	(65,863)	(63,058)	(63,584)	(59,681)	(57,848)	(4.4)	(13.9)
Net loans and leases	5,794,346	5,675,183	5,457,678	5,358,930	5,383,575	2.1	7.6
Premises and equipment, net	257,926	254,865	240,196	244,212	249,069	1.2	3.6
Foreclosed assets	191	198	620	883	1,793	(3.5)	(89.3)
Servicing assets	28,661	36,286	33,574	33,968	36,966	(21.0)	(22.5)
Other assets	275,634	268,201	250,254	242,181	244,152	2.8	12.9
Total assets	$9,120,897	$8,619,966	$8,213,393	$8,137,341	$8,243,186	5.8	10.6
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$119,371	$86,342	$89,279	$77,026	$89,768	38.3	33.0
Interest-bearing	8,036,373	7,550,821	7,022,765	6,739,587	6,431,065	6.4	25.0
Total deposits	8,155,744	7,637,163	7,112,044	6,816,613	6,520,833	6.8	25.1
Borrowings	86,209	196,911	318,289	575,021	1,012,431	(56.2)	(91.5)
Other liabilities	87,282	72,565	67,927	56,284	52,575	20.3	66.0
Total liabilities	8,329,235	7,906,639	7,498,260	7,447,918	7,585,839	5.3	9.8
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	320,924	315,607	310,970	304,085	299,809	1.7	7.0
Class B common stock (non-voting)	—	—	1,324	5,404	5,404	—	(100.0)
Retained earnings	530,021	434,226	400,893	371,869	339,011	22.1	56.3
Accumulated other comprehensive (loss) income	(59,283)	(36,506)	1,946	8,065	13,123	62.4	(551.7)
Total shareholders' equity	791,662	713,327	715,133	689,423	657,347	11.0	20.4
Total liabilities and shareholders’ equity	$9,120,897	$8,619,966	$8,213,393	$8,137,341	$8,243,186	5.8	10.6

(1)

Includes $23.5 million, $25.1 million, $25.3 million, $27.4 million and $29.0 million measured at fair value for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

(2)

Includes $530.6 million, $600.6 million, $645.2 million, $698.0 million and $743.2 million measured at fair value for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

Live Oak Bancshares, Inc.

Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Six Months Ended
	June 30, 2022	June 30, 2021
Interest income
Loans and fees on loans	$183,355	$169,773
Investment securities, taxable	7,445	5,904
Other interest earning assets	1,229	547
Total interest income	192,029	176,224
Interest expense
Deposits	33,125	31,764
Borrowings	1,191	3,048
Total interest expense	34,316	34,812
Net interest income	157,713	141,412
Provision for loan and lease credit losses	7,103	6,973
Net interest income after provision for loan and lease credit losses	150,610	134,439
Noninterest income
Loan servicing revenue	12,833	12,652
Loan servicing asset revaluation	(10,237)	(1,688)
Net gains on sales of loans	26,607	28,163
Net (loss) gain on loans accounted for under the fair value option	(3,945)	5,353
Equity method investments income (loss)	116,932	(3,435)
Equity security investments gains (losses), net	1,611	44,358
Lease income	5,013	5,215
Management fee income	4,046	3,407
Other noninterest income	8,337	7,143
Total noninterest income	161,197	101,168
Noninterest expense
Salaries and employee benefits	84,783	64,266
Travel expense	4,255	2,208
Professional services expense	6,779	7,160
Advertising and marketing expense	4,030	1,527
Occupancy expense	5,100	4,336
Technology expense	11,815	10,009
Equipment expense	7,600	7,422
Other loan origination and maintenance expense	6,135	6,634
Renewable energy tax credit investment impairment	50	3,127
FDIC insurance	4,136	3,469
Contributions and donations	6,238	1,480
Other expense	5,672	4,192
Total noninterest expense	146,593	115,830
Income before taxes	165,214	119,777
Income tax expense	33,666	16,768
Net income	$131,548	$103,009
Earnings per share
Basic	$3.01	$2.40
Diluted	$2.92	$2.29
Weighted average shares outstanding
Basic	43,763,681	42,924,844
Diluted	45,015,763	44,881,002

Live Oak Bancshares, Inc.

Quarterly Selected Financial Data

(Dollars in thousands, except per share data)

	As of and for the three months ended
	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021
Income Statement Data
Net income	$97,039	$34,509	$30,147	$33,839	$63,582
Per Common Share
Net income, diluted	$2.16	$0.76	$0.66	$0.76	$1.41
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	18.05	16.29	16.39	15.89	15.19
Tangible book value (1)	17.97	16.20	16.31	15.80	15.10
Performance Ratios
Return on average assets (annualized)	4.40%	1.65%	1.47%	1.64%	3.01%
Return on average equity (annualized)	46.14	18.94	16.80	19.67	41.30
Net interest margin	3.89	4.02	4.02	3.99	3.63
Efficiency ratio (1)	38.80	59.50	53.59	53.84	40.66
Noninterest income to total revenue	61.66	29.58	30.30	24.54	49.52
Selected Loan Metrics
Loans and leases originated	$959,635	$865,063	$1,083,623	$1,063,190	$1,153,693
Outstanding balance of sold loans serviced	3,329,616	3,381,883	3,298,828	3,212,271	3,134,068
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.24%	1.23%	1.30%	1.26%	1.23%
Net charge-offs (3)	$2,462	$2,362	$15	$2,485	$2,417
Net charge-offs to average loans and leases held for investment (2) (3)	0.19%	0.19%	0.00%	0.21%	0.21%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$11,974	$19,475	$15,987	$20,450	$22,458
Guaranteed	33,794	32,828	26,546	28,888	25,551
Total	45,768	52,303	42,533	49,338	48,009
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.22%	0.38%	0.33%	0.43%	0.48%

Nonperforming loans at fair value (4)
Unguaranteed	$3,615	$4,451	$4,791	$6,303	$5,503
Guaranteed	27,895	30,850	33,471	36,708	34,323
Total	31,510	35,301	38,262	43,011	39,826
Unguaranteed nonperforming fair value loans to loans held for investment (4)	0.68%	0.74%	0.74%	0.90%	0.74%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	13.14%	12.10%	12.38%	12.56%	12.45%
Tier 1 leverage capital (to average assets)	9.44	8.87	8.87	8.82	8.70

Notes to Quarterly Selected Financial Data

(1)  See accompanying GAAP to Non-GAAP Reconciliation.

(2)  Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

(3)  Loans and leases at historical cost only (excludes loans measured at fair value).

(4)  Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.

Quarterly Average Balances and Net Interest Margin

(Dollars in thousands)

	Three Months Ended June 30, 2022			Three Months Ended March 31, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$328,014	$848	1.04%	$223,638	$179	0.32%
Federal funds sold	78,216	196	1.01	9,197	6	0.26
Investment securities	915,106	4,046	1.77	895,592	3,399	1.54
Loans held for sale	1,119,094	15,969	5.72	1,115,441	15,183	5.52
Loans and leases held for investment (1)	5,805,907	78,188	5.40	5,609,338	74,015	5.35
Total interest-earning assets	8,246,337	99,247	4.83	7,853,206	92,782	4.79
Less: allowance for credit losses on loans and leases	(62,566)			(62,732)
Noninterest-earning assets	644,495			588,171
Total assets	$8,828,266			$8,378,645
Interest-bearing liabilities:
Savings	$3,894,177	$7,538	0.78%	$3,605,905	$4,840	0.54%
Money market accounts	93,072	56	0.24	91,463	54	0.24
Certificates of deposit	3,714,882	11,183	1.21	3,551,310	9,454	1.08
Total interest-bearing deposits	7,702,131	18,777	0.98	7,248,678	14,348	0.80
Borrowings	132,969	536	1.62	262,485	655	1.01
Total interest-bearing liabilities	7,835,100	19,313	0.99	7,511,163	15,003	0.81
Noninterest-bearing deposits	96,123			86,570
Noninterest-bearing liabilities	55,725			51,940
Shareholders' equity	841,318			728,972
Total liabilities and shareholders' equity	$8,828,266			$8,378,645
Net interest income and interest rate spread		$79,934	3.84%		$77,779	3.98%
Net interest margin			3.89			4.02
Ratio of average interest-earning assets to average interest-bearing liabilities			105.25%			104.55%

(1)Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation

(Dollars in thousands)

	As of and for the three months ended
	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021
Total shareholders’ equity	$791,662	$713,327	$715,133	$689,423	$657,347
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,950	1,988	2,026	2,065	2,103
Tangible shareholders’ equity (a)	$787,915	$709,542	$711,310	$685,561	$653,447
Shares outstanding (c)	43,854,011	43,787,660	43,619,070	43,381,014	43,264,460
Total assets	$9,120,897	$8,619,966	$8,213,393	$8,137,341	$8,243,186
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,950	1,988	2,026	2,065	2,103
Tangible assets (b)	$9,117,150	$8,616,181	$8,209,570	$8,133,479	$8,239,286
Tangible shareholders’ equity to tangible assets (a/b)	8.64%	8.23%	8.66%	8.43%	7.93%
Tangible book value per share (a/c)	$17.97	$16.20	$16.31	$15.80	$15.10
Efficiency ratio:
Noninterest expense (d)	$80,879	$65,714	$59,698	$55,459	$57,558
Net interest income	79,934	77,779	77,638	77,735	71,462
Noninterest income	128,529	32,668	33,756	25,276	70,111
Total revenue (e)	$208,463	$110,447	$111,394	$103,011	$141,573
Efficiency ratio (d/e)	38.80%	59.50%	53.59%	53.84%	40.66%

This press release presents the non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.